UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 24, 2014

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 - Termination of a Material Definitive Agreement
On December 24, 2014, Park National Corporation ("Park") prepaid in full the $35.25 million outstanding aggregate principal amount of the 10% Subordinated Notes due December 23, 2019 (the "2019 Notes"), plus accrued interest on the 2019 Notes in the aggregate amount of $802,917. The 2019 Notes were originally issued on December 23, 2009 to 38 purchasers, all of whom were accredited investors. The 2019 Note paid interest at the rate of 10 percent per annum. December 24, 2014 was the earliest repayment date allowable under terms of the Note Purchase Agreement, dated December 23, 2009, under which the 2019 Notes were originally issued. By their terms, the 2019 Notes could be prepaid by Park without payment of any make-whole amount or any similar payment or premium. While they were outstanding, the 2019 Notes were intended to qualify as Tier 2 Capital under applicable rules and regulations of the Board of Governors of the Federal Reserve System.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: December 30, 2014	By:	/s/ Brady T. Burt
Brady T. Burt Chief Financial Officer, Secretary and Treasurer